UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2020, Vaccinex, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), with 3i, LP, as collateral agent and purchaser (the “Purchaser”), pursuant to which the Company will issue in a private placement transaction (the “Financing”) $8.64 million in principal amount of its 7% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) for a purchase price of $8.0 million, which reflects an original issue discount of 8%. The closing of the sale of the Debenture is expected to occur on August 3, 2020 (the “Closing Date”).

The Debenture will mature on the one year anniversary of the Closing Date, which is expected to be August 3, 2021. The Debenture will accrue interest at 7% per year and be convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a conversion price of $9.4125 per share at the holder’s option, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations.

Subject to the satisfaction of certain conditions, at any time, the Company may elect to redeem all or any portion of the Debenture for an amount equal to 115% of the outstanding principal balance being redeemed plus all accrued and unpaid interest on the amount being redeemed that would have accrued if the Debenture were held through the maturity date. The Company’s obligations under the Debenture can be accelerated upon the occurrence of certain customary events of default. In the event of default and acceleration of the Company’s obligations, the Company would be required to pay the outstanding principal balance of the Debenture plus all accrued and unpaid interest that would have accrued if the Debenture were held through the maturity date, subject to alternate payment in the event that the event of default prevents the holder from converting the Debenture or disposing of the shares issuable thereunder, and all other amounts due in respect of the Debenture.

The Company’s obligations under the Debenture will be secured under a Security Agreement (the “Security Agreement”) by a lien on substantially all of the Company’s assets, subject to certain exceptions. In addition, the obligations under the Debenture are required to be guaranteed by any wholly owned domestic subsidiaries that are formed or acquired in the future.

The Debenture contains customary representations and warranties and affirmative and restrictive covenants, including limitations on indebtedness, liens, dispositions of assets, organizational document amendments, change of control transactions, stock repurchases, indebtedness repayments, dividends, affiliate transactions and certain other matters. The Debenture also provides that in connection with future capital raising transactions (subject to certain exceptions), the Company must offer to use 20% of the funds raised to redeem amounts outstanding under the Debenture. Any redemption in this circumstance will be at the election of the holder. This covenant excludes an exception for $6 million in aggregate funds raised under the Company’s Open Market Sale AgreementSM with Jefferies LLC and its Purchase Agreement with Keystone Capital Partners, LLC.

In connection with the Financing, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser that affords the Purchaser certain registration rights with respect to the shares of Common Stock underlying the Debenture (the “Shares”). Under the Registration Rights Agreement, the Company will agree, among other things, to use its reasonable best efforts to file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of the

Shares within 30 calendar days and commercially reasonable efforts to cause such registration statement to become effective within 60 calendar days. The Company will also agree to use commercially reasonable efforts to keep the registration statement effective until the Shares have been sold thereunder or until the Shares can be sold without restriction. If the Company fails to meet the specified deadlines for the effectiveness of the registration statement, the Company will be required to pay liquidated damages to the Investor, subject to maximum aggregate liquidated damages of 8.0% of the aggregate subscription amount paid pursuant to the SPA. Interest on any unpaid liquidated damages will accrue at a rate of 1.0% per month. The Registration Rights Agreement also contains certain indemnification and contribution provisions under which the Company and the Investor have agreed to indemnify each other against certain liabilities.

The foregoing descriptions of the SPA, the Debenture, the Security Agreement and the Registration Rights Agreement (collectively, the “Financing Documents”) do not purport to be complete and are qualified in their entirety by reference to the full texts of the of the Financing Documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Financing Documents were or will be made only for purposes of such agreement and as of specific dates, solely for the benefit of the parties to the Financing Documents, and may be subject to exceptions and limitations agreed upon by the contracting parties. Accordingly, the Financing Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Financing Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Debenture set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference in this Item 3.02 in its entirety. The Company is selling the Debenture to the Purchaser in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company is relying on this exemption from registration for private placements based in part on the representations made by the Purchaser, including representations with respect to the Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Purchaser’s investment intent. The initial maximum number of shares issuable upon conversion of the Debenture will be 982,184 shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

4.1	Form of 7% Original Issue Discount Senior Secured Convertible Debenture due August 3, 2021.

10.1	Securities Purchase Agreement, dated July 30, 2020, by and among the Company and the Purchaser.

10.2	Form of Registration Rights Agreement by and among the Company and the Purchaser.

10.3	Form of Security Agreement by and between the Company and 3i, LP, as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: July 31, 2020	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer